                                                                   EXHIBIT 10.12
                                                                   -------------

                          EQUITY INVESTMENT AGREEMENT
                          ---------------------------

     This Equity Investment Agreement ("Equity Agreement") is made by and between RTNT, Inc., a Texas corporation ("RTNT"), and Southwest Water Company, Inc., a Delaware corporation ("SWWC").

                                   RECITALS:

     WHEREAS, SWWC has agreed to make an investment of Three Million Dollars ($3,000,000.00) in Windermere Utility Co., Inc. ("WUC") by purchasing certain Stock in WUC, acquiring a Note and providing funds for closing costs; and

     WHEREAS, RTNT and SWWC have reached an agreement as to various additional provisions dealing with the investment by SWWC and the purchase of such Stock; and

     WHEREAS, RTNT and SWWC desire to set forth their understanding regarding such investment in WUC; and

     NOW THEREFORE, FOR AND IN CONSIDERATION of the premises and the mutual covenants contained herein set forth for all other good and valuable consideration, the parties hereby agree as follows:


                                   ARTICLE I
                           AGREEMENTS OF THE PARTIES
                           -------------------------

     1. WUC and the Minority Shareholders (as hereinafter defined) have entered into that certain Redemption Agreement and the Minority Shareholders and RTNT have entered into that certain Cunningham-Reed-RTNT Agreement of even date herewith whereby WUC and the Minority Shareholders represent and warrant to RTNT that there are One Thousand (1,000) shares of Common Stock of WUC issued and outstanding and said One Thousand (1,000) shares represent all of the issued and outstanding shares of WUC and there are no other classes of stock or shares committed to be issued to any other party or parties. Said Agreement also provides that there are no options, stock dividends, or warrants of WUC outstanding and/or committed to be issued.

     2. The shares of WUC are currently owned as follows:

        a. 580 Shares of WUC are owned by Travis National Properties Corporation (the "TCB Stock").

        b. 420 Shares of WUC are owned by minority shareholders of WUC. These shares are held by the following entities and individuals in the following number of shares:

             i) Donald J. Cunningham and wife, Norma Cunningham - 163 Shares 10709 Plumwood
                  Austin, Texas 78750

             ii) Homer D. Reed and wife, Carolyn S. Reed - 185 Shares 6907 Ladera Norte
                  Austin, Texas 78731

             iii) Charles B. Graves, Jr. - 46 Shares
                  10700 Falling Tree Cove
                  Austin, Texas 78759

              iv) Page Graves - 26 Shares
                  HC3, Box 75 EE
                  Spicewood, Texas 78669

          The owners of the 420 Shares listed above in Paragraph 2b (i) - (iv) shall collectively be referred to as the "Minority Shareholders."

     3. The Minority Shareholders have entered into an agreement called the Cunningham-Reed-RTNT Agreement with RTNT that provides, among other things, that RTNT will upon its acquisition and control of WUC redeem the 420 Shares owned by the Minority Shareholders in exchange for conveyance of the right, title and interest to what is known as the West System of WUC and WUC providing Living Units Equivalent ("LUE") of service to a certain tract of land as more specifically set out in the Cunningham-Reed-RTNT Agreement which is attached hereto as Exhibit "A."

     4. Upon the satisfaction of the conditions precedent set forth below, SWWC shall make an investment in WUC and purchase forty-nine percent (49%) of the issued and outstanding Common Stock of WUC for the total sum of Three Million Dollars ($3,000,000.00). Two Million Four Hundred Thousand Dollars ($2,400,000.00) will be advanced to RTNT, Inc. to be utilized as set out below and RTNT, Inc. shall execute a Stock Power for 284 shares of WUC stock transferring said stock from RTNT, Inc. to SWWC. Two Million Dollars ($2,000,000.00) of such funds shall be paid by RTNT to Travis National Properties Corporation to purchase the TCB Stock, forty-nine percent (49%) of which shall be transferred to SWWC by a Stock Power and fifty-one percent (51%) of which shall be transferred to RTNT and One Hundred Thousand Dollars ($100,000.00) of such funds shall be used by RTNT to pay all attorneys fees, expenses of closing and closing related costs in connection with the transaction contemplated hereby and Three Hundred Thousand ($300,000.00) of such funds shall be paid to Texas Commerce Bank National Association to purchase that certain Promissory Note on the original principal amount of Two Million Dollars ($2,000,000.00) executed by WUC and payable to the order of Texas Commerce Bank
Austin, N.A.   Six Hundred Thousand Dollars ($600,000.00) of such  funds shall be advanced by SWWC to WUC to be used by WUC to pay the Litigants (hereinafter defined). RTNT also hereby grants to SWWC an option to purchase up to an additional nine percent (9%) of the outstanding shares of WUC that are owned by RTNT, for the payment of $101.00 to RTNT, such that after the exercise of such option, SWWC shall own 58% of the issued and outstanding Stock of WUC. The exercise of the option to purchase of up to an additional the nine percent (9%) such shares shall be subject to the approval of the Texas Natural Resource Conservation Commission ("TNRCC") and shall not take place prior to the
expiration of six (6) months from the date hereof.   Additionally, this option
and the submittal for approval of the TNRCC to acquire the additional nine percent (9%) of the Stock of WUC shall have no force and effect in the event RTNT exercises it call right to acquire all of the WUC Stock owned by SWWC pursuant to the RTNT Right of First Refusal Agreement and RTNT Call Purchase Agreement of even date herewith and such purchase thereunder is closed and funded. The obligation of SWWC to advance the $3,000,000.00 as described herein is expressly subject to SWWC's satisfaction, in its sole discretion, that the following conditions precedent have occurred or shall occur contemporaneously with the making of such investment:

     a. The Cunningham-Reed-RTNT Agreement and the RTNT, Inc.-Cunningham-Reed Escrow Agreement shall have been fully executed and delivered, the Minority Shareholders shall have tendered to the Escrow Agent their 420 Shares of Stock of WUC, the Proxies and the Stock Powers as contemplated by the Cunningham-Reed-RTNT Agreement and any pledge of any of such Shares of Stock shall have been released or agreed to be released subject only to payment pursuant to a written payoff letter.

     b. The commitment of WUC to provide fifty-five (55) Living Unit Equivalents of water and wastewater service with respect to the property described in Article I, Paragraph 6, of the Cunningham-Reed-RTNT Agreement shall have been executed and delivered by WUC.

     c. The Redemption Agreement by and among the Minority Shareholders and WUC shall have been fully executed and delivered, and the Stock of WUC of the Minority Shareholders shall have been redeemed in full by WUC.

     d. The Arbitration Agreement by and among RTNT and the Minority Shareholders shall have been fully executed and delivered.

     e. The Arbitration Agreement by and between RTNT and SWWC shall have been fully executed and delivered.

     f. The SWWC Right of First Refusal Agreement and SWWC Call Purchase Agreement shall have been fully executed and delivered.

     g. The RTNT Right of First Refusal Agreement and RTNT Call Purchase Agreement shall have been fully executed and delivered.

     h. Stock Powers shall have been fully executed and delivered by Travis National Properties with respect to the 580 Shares of Stock of WUC held by it, and an Assignment of Note and Liens shall have been executed and delivered by Texas National Bank Association to RTNT with respect to the $2,000,000 Promissory Note executed by WUC and the original Promissory Note endorsed to RTNT.

     i. A Compromise and Settlement Agreement and Release by and among Heatherwilde III, Ltd., William McFarlane, Palmer Homes, Inc., Bill Palmer, Buffington Homes, Inc., Tom Buffington, Hampton Homes, Inc., and Clyde Copus (collectively, the "Litigants") and WUC and Doyle Hickerson shall have been fully executed and delivered and the cash consideration shall have been paid to the Litigants and the Promissory Note described therein shall have been executed and delivered.

     5. At the closing of the transactions contemplated hereby, SWWC and RTNT hereby agree to enter into a Shareholder Agreement and/or to amend the Bylaws of WUC in such a manner that will require that the shares which they collectively own or control will be voted in such a manner such that there will be a five (5) person Board of Directors of WUC. The Directors of WUC shall be composed of three (3) members which are elected and appointed by SWWC, and two (2) members which are elected and appointed by RTNT.

     6. At the closing of the transactions contemplated hereby, SWWC and RTNT hereby agree to cause WUC to enter into an agreement with SWWC which will pay SWWC a fee of Twenty Thousand Dollars ($20,000.00) per month for SWWC providing financial, investment, managerial, and other expertise and assistance and consulting assistance to the management of WUC pursuant to a consulting agreement in the form of Exhibit "B" attached hereto. Such fees payable to SWWC pursuant to such Consulting Agreement fees shall be a deductible expense to WUC.

     7. At the closing of the transactions contemplated hereby, SWWC and RTNT agree to cause WUC to enter into a Profits Participation Agreement wherein SWWC will receive twenty-five percent (25%) of WUC's net operating income payable on an annual basis, pursuant to the Profits Participation Agreement which is attached hereto as Exhibit "C."

     8. At the closing of the transactions contemplated hereby, SWWC and RTNT agree that RTNT and/or Thom Farrell shall be entitled to receive compensation for assisting in the management of the corporate affairs as well as the day to day operations of WUC of Five Thousand Dollars ($5,000.00) per month, payable monthly pursuant to a Management Agreement in the form of Exhibit "D" attached hereto.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     1. RTNT is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. RTNT has the power and the authority to execute, deliver and perform under this Equity Agreement and the execution, delivery and performance of this Equity Agreement by RTNT have been authorized by all necessary action on the part of RTNT. Neither the execution, delivery or performance by RTNT of this Equity Agreement nor compliance by it with the terms and provisions hereof, nor the consummation of the transactions contemplated herein, will (1) contravene any applicable provision of any law, statute, rule or regulation, or any Order, Writ, Injunction or Decree of any Court, arbitral entity or governmental instrumentality, (2) conflict with or result in any breach of any term, covenant, condition or any other provision of, or constitute a default under, any of RTNT's other contractual obligations, or
(3) violate or conflict with any provision of the corporate documents of RTNT.

     2. The principal place of business and chief executive office of RTNT, and the office where RTNT keeps its books and records, is located at 3223 Park Hills Drive, Austin, Texas 78746.

     3. There is no litigation or governmental proceeding pending or, to the knowledge of RTNT, threatened against RTNT or any of its properties.

     4. SWWC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. SWWC has the power and the authority to execute, deliver and perform under this Equity Agreement and the execution, delivery and performance of this Equity Agreement by SWWC have been authorized by all necessary action on the part of SWWC. Neither the execution, delivery or performance by SWWC of this Equity Agreement nor compliance by it with the terms and provisions hereof, nor the consummation of the transaction contemplated herein, will (1) contravene any applicable provision of any law, statute, rule or regulation, or any Order, Writ, Injunction or Decree of any Court, arbitral entity or governmental instrumentality, (2) conflict with or result in any breach of any term, covenant, condition or any other provision of, or constitute a default under, any of SWWC's other contractual obligations, or
(3) violate or conflict with any provision of the corporate documents of SWWC.

     5. The principal place of business and chief executive office of SWWC, and the office where SWWC keeps its books and records is located at 225 North Barranca Avenue, Suite 200, West Covina, California 91791-1605.

     6. There is no litigation or governmental proceeding pending or, to the knowledge of SWWC, threatened against SWWC or any of its properties.

                                  ARTICLE III
                                  -----------

     1. No failure on the part of RTNT and/or SWWC to exercise or delay in exercising and no course of dealing with respect to any right, any privilege, power, and obligation of this Equity Agreement shall operate as a waiver thereof by either party, nor shall any singular or partial exercise of any right, power, or privilege or contract right under this Equity Agreement shall preclude any other or further exercise thereof or the exercise of any right, power, or privilege or contract right by either party. The rights, benefits and obligations provided in this Equity Agreement are cumulative and are not exclusive of any rights and other remedies provided by law or at equity.

     2. This Equity Agreement shall be binding upon and inure to the benefit of RTNT and SWWC and their respective heirs, successors, representatives and assigns. Neither RTNT nor SWWC can assign their rights in and to this Equity Agreement to any person or entity without the prior written consent of the other party, except that SWWC may assign its rights hereunder to an entity controlled by SWWC or an entity into which SWWC is merged.

     3. This Equity Agreement, together with the agreements referenced herein, embodies the final, entire agreement among the parties hereto and supersedes any and all prior commitments, agreements, representations, and understandings whether written or oral, relating to the subject matter hereof. The provisions of this Equity Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

     4. Any notice, consent or communication required or permitted to be given under this Equity Agreement to RTNT or SWWC must be in writing and delivered in person or by facsimile or by registered or certified mail, return receipt requested, postage prepaid addressee restricted as follows:


     TO:       RTNT, Inc.
               P.O. Box 161173
               Austin, Texas  78716
     TEL NO.:  (512) 327-0869
     FAX:      (512) 327-0869

     TO:       Southwest Water Company, Inc.
               225 North Barranca Avenue, Suite 200
               West Covina, California 91791-1605
     TEL NO.:  (818) 915-1551
     FAX:      (818) 915-1558

     Any such notice, consent or other communication shall be deemed given when delivered in person or sent by confirmed facsimile, or if mailed, five (5) days after mailing.

     5. This Equity Agreement shall be governed by and construed in accordance with the laws of Texas and the applicable laws of the United States of America. This Equity Agreement shall be performable for all purposes in Texas, and the courts within Texas shall have jurisdiction over any and disputes between RTNT and SWWC, whether in law or in equity, including, but not limited to any and all disputes arising out of or raised in the Equity Agreement, and venue in any such dispute shall lie in Travis County, Texas.

     6. The headings, captions, arrangements used in this Equity Agreement are for convenience only and shall not affect the interpretation of this Equity Agreement.

     7. All representations and warranties made in this Equity Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Equity Agreement, and no investigation by SWWC and/or RTNT shall affect the representations and warranties or the right of either parties to rely upon the representations and warranties of the other.

     8. This Equity Agreement may be executed in a number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9. Any provision of this Equity Agreement which is prohibited or is unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Equity Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. Each of RTNT and SWWC hereby expressly waive any right to a trial by jury in any action or legal proceeding arising out of or relating to this Equity Agreement or the transactions contemplated hereby and this Equity Agreement is subject to the RTNT, Inc. and Southwest Water Company, Inc. Arbitration Agreement of even date herewith.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Equity Agreement as of the day and year set out beside their names to be effective the 23 day of May, 1996.


                                       RTNT, Inc., a Texas corporation


Dated:   May 23, 1996                  By: /s/ THOMAS WAYNE FARRELL
      ------------------                   --------------------------------
                                           Thomas Wayne Farrell, President


                                       SOUTHWEST WATER COMPANY, Inc.
                                       a Delaware corporation


Dated:    May 23, 1996                 By: /s/ ANTON C. GARNIER
          ------------                     --------------------------------
                                           Anton C. Garnier, President and Chief
                                           Executive Officer

ATTEST:

By: /s/ PETER J. MOERBEEK
   -------------------------------------
       Pete Moerbeek, Vice President and
         Secretary

                                  EXHIBIT "A"
                                  -----------
                                   AGREEMENT
                                   ---------


     THIS AGREEMENT ("Agreement") is executed as of the 17 day of May, 1996, by RTNT, Inc., Thom W. Farrell (obligated and referred to as "RTNT") and Donald J. Cunningham ("Cunningham").

                                    RECITALS
                                    --------

     a. RTNT and Cunningham expect to enter into the Cunningham -- Reed -- RTNT agreement and related documents ("Settlement Agreement"), dated on or about May 15, 1996, pursuant to which RTNT will cause Windermere Utility Company, Inc. ("Windermere") to redeem all shares thereof owned by Cunningham.

     b. Cunningham has conditioned his execution of the Settlement Agreement, among other things upon, the allocation and transfer by Windermere to Cunningham of 55 water and wastewater "Living Unit Equivalents" ("LUEs" as hereinafter defined) or an amount equal to the value of such LUEs, pertaining to certain land which has been owned by Cunningham.

     c. RTNT, upon obtaining controlling ownership of Windermere, is willing to cause Windermere to make the allocation and transfer or the payment desired by Cunningham.

     NOW, THEREFORE, for good and valuation consideration, the receipt and adequacy of which are acknowledged, the parties hereby agree as follows:

     1.  Definitions.  For the purposes of this Agreement, the following
         -----------
definitions shall apply:

     a. One "Living Unit Equivalent" or "LUE" shall mean the typical flow that would be produced by a single family resident (SFR) located in a typical subdivisions. For water this includes consumptive uses such as lawn watering and evaporative coolers. The wastewater system does not receive all of these flows, so the flows expected differ between water and wastewater. The number of LUEs for a project are constant, although the water and wastewater flows may be different.

     One (1) LUE produces:    2.2 GPM (Peak Hour) of water flow
                              1.3 GPM (Peak Day) of water flow
                              350 GPD (0.243 G.P.M.) sewage
                              Dry weather flow

     Peak Flow Factor Formula:

              18 + [0.0144 (F]/0.5/
     PFF =    ------------------------   F = AVERAGE FLOW (GPM)
               4 + [0.0144 (F)]/0.5/


         RESIDENTIAL                                       LUE CONVERSION
         -----------                                       --------------
     One (1) Single Family Resident;
        Modular Home: Mobile Home                          1 LUE
     One (1) Duplex                                        2 LUES
     One (1) Triplex; Fourplex; Condo Unit
        P.U.D. unit (6+ Units/Acre to 24 Units/Acre)       0.7 LUE/Unit
     One (1) Apartment Unit (24 + Units/Acre)              0.5 LUE/Unit
     One (1) Hotel or Motel Room                           0.5 LUE/Unit

       COMMERCIAL                                          LUE CONVERSION
       ----------                                          --------------
     Office                                                1 LUE/3000 Square Feet of Floor
     Office Warehouse                                      1 LUE/4000 Square Feet of Floor
     Retail; Shopping Center                               1 LUE/1660 Square Feet of Floor
     Restaurant; Cafeteria                                 1 LUE/200 Square Feet of Floor
     Hospital                                              1 LUE/Bed
     Rest Home                                             1 LUE/2 Beds
     Church (Worship Services Only)                        1 LUE/70 Seats
     School (Includes Gym and Cafeteria)                   1 LUE/13 Students

     The LUE conversions to uses not described above will be determined by Windermere.

     b. "Proceeds from LUEs" shall mean amounts received by Windermere from the transfer of the first fifty-five (55) water and the first fifty-five (55) wastewater LUEs ("55 LUEs") in connection with the development of water and wastewater systems serving the real property described on Exhibit "A" hereto
                                                          -----------
(the "Land"), which shall not be less than the value ordinarily received by Windermere for the sale of one LUE multiplied by the number of LUEs actually associated with the Land which should be charged, extended, or required. The current water LUE value is $1355, and the current wastewater LUE value is $1373. For the purposes hereof, value shall be determined by the approved TNRCC rate (or if none, by an independent appraiser, experienced in valuing water and wastewater collection systems serving residential and commercial developments, mutually agreeable to the parties or by an arbitration if the parties initiate arbitration.

     c. "Effective Date" shall be the date on which the Settlement Agreement becomes completely effective after closing of the escrow referenced in the Settlement Agreement to redeem Cunningham's shares in Windermere.

     2.  Rights to LUEs or Proceeds.  In consideration of Cunningham's execution
         --------------------------
and delivery of the Settlement Agreement, RTNT shall cause Windermere, at Cunningham's option, either (1) to allocate and transfer to Cunningham up to 55 water and wastewater LUEs for use with the Land promptly upon Cunningham's demand therefor or (2) to pay to Cunningham the Proceeds from LUEs promptly upon Windermere's transfer and its receipt of payment from such transferee of up to 55 LUEs to an owner of any portion of the Land. Notwithstanding anything herein to the contrary, it is the parties' intention and agreement that Cunningham shall either be entitled to only (1) the use of the 55 LUEs without payment, charge, or price, or (2) the payment of $125,000 by May 31, 1996, to extinguish the commitment or (3) the collection by WUC of the proceeds from LUE's with respect to the Land and the payment of said amount to Cunningham. In connection with any such transfer to Cunningham, Windermere and Cunningham shall execute and deliver such agreements as may be necessary to assure compliance with the Texas Water Code and other applicable statutory and regulatory requirements. In addition, Windermere may be required by Cunningham to sign and acknowledge this Agreement as its assumed obligation, which assumption shall not release RTNT.

     3.  Noncircumvention: Neither Windermere nor RTNT may take any action to
         ----------------
circumvent or avoid the obligation under this Agreement. Windermere shall be obligated to use reasonable efforts to timely collect the appropriate Proceeds from LUEs in the event of any development of the Land, from any developer other than Cunningham, and to transfer to Cunningham within ten (10) days of collection or deemed collection of the Proceeds from LUEs. Windermere must compensate Cunningham for the proceeds from LUEs even if a development includes a larger tract including the Land if a material part of the development is on the Land. The Proceeds from LUEs will be deemed collected for any act to circumvent this agreement at the time customarily collected in the event of development of the Land.

     4.  Notice of Transfer.  Cunningham shall provide Windermere with written
         ------------------
notice of the intent to receive LUEs without consideration pursuant to this Agreement. Windermere shall provide Cunningham with written notice if a subsequent owner of the Land submits a plan for development of the Land.

     5.  Miscellaneous.
         -------------

     a. Cunningham's rights hereunder are personal but are specific to the Land. Cunningham shall be entitled to assign his rights hereunder without the consent of RTNT or Windermere so long as the LUEs are utilized with the Land.

     b. In the event RTNT defaults hereunder, Cunningham shall have the right to pursue specific performance of this Agreement.

     c. Any notice to be given hereunder by either party to the other party shall be in writing and may be effected by personal delivery in writing or be registered or certified mail, return receipt requested. Notice shall be effective upon personal delivery or upon the expiration of three (3) days after it has been deposited in the United States mail, properly addressed, postage prepaid. Notice to the parties shall be sufficient if made or addressed as follows:

     If to RTNT:         RTNT, Inc.
                         3223 Parkhills Dr.
                         Austin, TX 78746

     If to Cunningham:   Donald J. Cunningham
                         10709 Plumewood Dr.
                         Austin, TX 78750

     d. On or before September 1, 1996, RTNT shall cause Windermere to ratify this Agreement by adopting a corporate resolution in the form attached hereto as Exhibit "B", and Windermere shall deliver promptly a Secretary's Certificate to
- -----------
attest that such resolution was adopted.

     6.  Termination.  This Agreement shall terminate on the earlier of May 1,
         -----------
2017, or at any time when Windermere pays to Cunningham the Proceeds from LUEs for 55 LUEs. Notwithstanding the foregoing, this Agreement shall terminate at any time before May 31, 1996, if RTNT pays Cunningham, in addition to the consideration required in the Settlement Agreement, One Hundred Twenty-Five Thousand Dollars ($125,000.00).

     7.  Arbitration.  The parties agree to resolve any dispute according to the
         -----------
terms of the ARBITRATION AGREEMENT entered in connection with the Settlement Agreement.

     8. RTNT and Windermere hereby release Cunningham of any and all claims and/or causes of action, known or unknown, legal or equitable, of any type or character, whether by Windermere or its representatives or third parties, in any capacity with respect to his relationship to Windermere, excepting any claim or cause of action against Cunningham in his capacity as a licensed professional for work done in that professional capacity ("Released Claims"). Not to effect the liability, if any, of the other shareholders redeemed, Windermere agrees to indemnify, defend, and hold harmless Cunningham from the Released Claims and any other claims that might arise directly from his receipt of any properties in redemption of his stock in Windermere and the charging by the City of Austin of LUE fees to customers who have previously paid LUE fees to Windermere.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of date first written above.

                                       /s/Donald J. Cunningham
                                       -----------------------
                                       Donald J. Cunningham

                                       RTNT, INC.

                                       By:/s/Thomas W. Farrell
                                       --------------------
                                       Thomas W. Farrell, President

     Windermere Utility Company, Inc. hereby accepts and agrees to be bound by and assume the terms of this Agreement.

                                       WINDERMERE UTILITY COMPANY, INC.
                                       a Texas corporation

                                       By:/s/Thomas W. Farrell
                                       Title:___________________________________
                                       Date:____________________________________

                                  EXHIBIT "B"
                             CONSULTING AGREEMENT
                             --------------------

   This Consulting Agreement (the "Consulting Agreement") is made effective the 23 day of May, 1996, by and between Windermere Utility Co., Inc. ("WUC"), a
- --
Texas corporation, and Southwest Water Company, Inc. ("Consultant), a Delaware corporation.

   WHEREAS, Consultant is the owner of various water and wastewater operations and actively participates in the management of certain of such utilities, and it possesses substantial knowledge with respect to the business operations of a corporation with similar operations to those of WUC; and

   WHEREAS, WUC desires to hire Consultant to provide consulting services to WUC in the future;

   NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

   1.     Consulting Services. WUC hereby hires Consultant as an independent
          --------------------
contractor, upon the terms and conditions hereinafter set forth.

   2.   Consultant's Agreement. Upon WUC's reasonable request, Consultant agrees
        -----------------------
to provide consulting services to WUC, and to share Consultant's knowledge with respect to the business endeavors of WUC. The services may be provided by Consultant, at Consultant's option, from Consultant's principal place of business or from such other places outside of the offices of WUC as Consultant may reasonably designate, and at such hours as Consultant may reasonably designate, which hours may take place at night, or on week-ends and holidays, and need not correspond to the regular business hours of WUC.

   3.   Term. This Consulting Agreement shall expire ten (10) years from the
        ----
effective date hereof, and cannot be canceled or terminated during such ten (10) year term except upon the written agreement of both WUC and Consultant (the "Term"). Notwithstanding the provision hereinabove, should RTNT exercise its call, close, and pay SWWC for its Stock pursuant to the RTNT Right of First Refusal Agreement and RTNT Call Purchase Agreement, of even date herewith, then this Consulting Agreement shall terminate.

   4.   Fee. Consultant, as compensation for its continuing performance under
        ---
Paragraph 2 above, shall receive the sum of Twenty Thousand Dollars ($20,000.00) per month as its fee payable in arrears on the first business day of each calendar month hereafter.

   5.   Consultant Duties. The Consultant shall be responsible for (1) providing
        ------------------
consultation and review of financial reporting and information; (2) review of all regulatory filings and reporting; (3) monitoring regulatory developments, legislation, proposed legislation and regulations and report to WUC on a quarterly basis the results of such monitoring; (4) monitoring the operations of the facilities and operations of WUC; (5) provide planning servicing of future development in the service area of WUC; (6) assist WUC in implementing any long-term plans for future development, expansion or contraction of the facilities and operations of WUC; (7) assistance in negotiation with surrounding service providers to secure capacity, reserve capacity and/or alliances for the benefit of WUC; (8) provide assistance and consultation regarding all risk management programs of WUC; (9) assisting WUC in monitoring safety regulations and safety plans, as well as any and all security matters as to personnel and/or facilities and/or wastewater and water contamination; and (10) preparing and assisting WUC in any and all of its rate studies.

   6.   Expenses. WUC and Consultant agree that the fee includes
        ---------
reimbursement to Consultant for all expenses incurred and described in Paragraph 4 above by Consultant in connection with its services hereunder. No additional expenses in addition to the monthly fee shall be reimbursable without prior written approval of WUC.

   7.   Notices, waivers and Other General Provisions.
        ---------------------------------------------

        (a) The titles of the paragraphs of this Consulting Agreement are for convenience only and shall not affect the interpretation of any paragraph thereof.

        (b) A waiver by either party hereto of any of the terms or conditions of this Consulting Agreement in any instance shall not be deemed or construed to be a waiver of such terms or conditions in the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Consulting Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party hereto.

        (c) Consultant may not assign any portion of its duties or obligations hereunder except with the prior written approval of WUC; provided however, Consultant may merge or consolidate with another entity.

        (d) All notices given hereunder shall be given in writing, either by personal delivery, confirmed facsimile or by certified mail, to the following addresses of the parties hereto, or to such other address or addresses as may hereinafter be designated in writing by either party for the receipt of such notices in the future:


         If to Consultant:        Southwest Water Company, Inc.
                                  225 North Barranca Avenue, Suite 200
                                  West Covina, California 91791-1605
                                  FAX: (818) 915-1558

         If to WUC:               Windermere Utility Co., Inc.
                                  P.O. Box 161173
                                  Austin, Texas 78716
                                  FAX:

         With a copy to:          Thomas W. Farrell
                                  RTNT, Inc.
                                  P.O. Box 161173
                                  Austin, Texas 78716
                                  FAX: (512) 327-0869

   Notices given by mail shall be deemed given five (5) days after the date of mailing thereof.

        (e) The parties hereto agree to execute all other such documents as may be reasonably required to effectuate the provisions hereof.

        (f) This Consulting Agreement has been made and executed in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

        (g) This Consulting Agreement constitutes the entire agreement of the parties with respect to the subject matter herein contained, and cannot be changed or terminated except by written agreement executed by the parties.

        (h) The obligations of WUC as set out herein shall survive the merger or consolidation and/or dissolution of Consultant.

   IN WITNESS WHEREOF, Consultant and WUC have executed this Consulting Agreement the date first written above.



                                     WINDERMERE UTILITY CO., INC.,
                                     a Texas corporation,



                                      /s/ THOMAS W. FARRELL
                                     --------------------------------
                                     ____________________, President

                                     SOUTHWEST WATER COMPANY, INC.,
                                     a Delaware corporation


                                     /s/ ANTON C. GARNIER
                                     ---------------------------------
                                     Anton C. Garnier, President

ATTEST:


By: /s/ PETER J.  MOERBEEK
   --------------------------------
   Pete Moerbeek, Vice President
   and Secretary

                                  EXHIBIT "C"
                                  -----------
                        PROFITS PARTICIPATION AGREEMENT
                        -------------------------------


     This Profits Participation Agreement ("Profits Agreement") is made effective as of May ___, 1996 by and among RTNT, Inc. ("RTNT"), a Texas corporation, Southwest Water Company, Inc. ("SWWC"), a Delaware corporation, and Windermere Utility Co., Inc. ("WUC"), a Texas corporation.


                               R E C I T A L S :

     WHEREAS, RTNT and SWWC have entered into that certain Equity Investment Agreement dated May ___, 1996, (the "Equity Agreement") whereby SWWC has agreed to acquire stock in WUC and a note payable of WUC; and/or contribute additional cash to WUC and/or make acquisition funds available as a contribution to acquire certain WUC Stock and settle litigation as part of the acquisition; and

     WHEREAS, to induce SWWC to enter into the Equity Agreement WUC and RTNT desires that SWWC participate in the profits of the operations of WUC on the terms and conditions set forth in this Profits Agreement.

     NOW THEREFORE, in consideration of the premises, the mutual covenants, warranties, and promises contained in this Profits Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties agree as follows:

     Section 1.  DEFINITIONS.  For the purposes of this Profits Agreement, the
                 -----------
following terms shall have the respective meanings assigned to them:

     (a) "Expenses of Operation" shall mean the expenses incurred in the Operations of WUC's business which are paid in cash or cash equivalents plus any non-cash depreciation expenses able to be deducted on the federal income tax returns of WUC and calculated in accordance with generally accepted accounting principle.

     (b) "Net Profits from Operations" shall mean all income of any kind or character derived from Operations which generate cash (including but limited to rents, deposits (to the extent not refunded), the proceeds of the sale of water and other utility services, any insurance proceeds (to the extent not used to replace, rebuild or repair any part of the system owned by WUC) and connection fees minus Expenses of Operations as such items are reported on the federal income tax returns of WUC on an annual basis. Additionally, in computing the Net Profits from Operation, the parties agree that Net Profits from Operations shall be determined after deduction of (1) budgeted capital improvements approved by the Board of Directors of WUC; (2) any reserves that are required and/or are prudent to be established pursuant to prudent business operating practices of a utility as approved by the Board of Directors; (3) the payment of up to One Hundred Thousand Dollars ($100,000.00) plus interest per year to litigants in Cause No. 93-01016, styled Heatherwilde III, Ltd., Williams McFarlane, Palmer Homes, Inc., Bill Palmer, Buffington Homes, Inc., Tom Buffington, Hampton Homes, Inc. and Clyde Copus vs. Windermere Utility Company, Inc., Doyle Hickerson, Joseph F. Griffith, Travis National Properties Corporation, Robert Bishop and Texas Commerce Bank-Austin, N.A.; In the 345th Judicial District Court of Travis County, Texas, in settlement of such litigation; (4) the consulting fees to SWWC set forth in the Consulting Agreement of even date herewith by and between WUC and SWWC; (5) after the payment and/or accrual of all taxes (all Federal, State and ad valorem taxes of any and all types) and (6) the management fees to RTNT set forth in the Management Agreement by and between RTNT (and/or Thom Farrell) and WUC of even date herewith.

     (c) "Operations" shall mean the day to day operations of and any management of the assets of WUC, including, but not limited to, pumping, treating, processing, delivery, sale of water, and connecting, repairing, and constructing pipelines and other facilities to deliver water to customers.

     Section 2.  NET PROFITS INTEREST.  RTNT agrees that WUC shall pay or cause
                 --------------------
to be paid to SWWC twenty-five percent (25%) of WUC's Net Profits from Operations by April 15 of each year for the period of the prior calendar year for so long as this Profits Agreement remains in effect.

     Section 3.  FINANCIAL REPORTING.  RTNT and SWWC agree to cause WUC to
                 --------------------
furnish to SWWC by April 15 of each year, WUC's certification of WUC's Net Profits from Operations for the prior calendar year. SWWC shall have the right to audit the records of WUC, at SWWC's expense, during normal business hours to verify the accuracy of WUC's Net Profits from Operations.

     Section 4.  RIGHTS IN FACILITIES.  SWWC does not have, and nothing herein
                 ---------------------
contained shall be construed, to grant or to vest in SWWC title in or to the assets of WUC, nor does SWWC have any right to approve or disapprove or participate in any decision with respect to any aspect of the ownership, management, operation, financing, leasing, of WUC assets except in its capacity as a stockholder of WUC and through any directors that SWWC may elect to the Board of Directors of WUC.

     Section 5.  NO PARTNERSHIP.  Nothing contained in this Profits Agreement is
                 ---------------
intended, nor shall it be construed, to create a partnership or joint venture between the parties hereto or to render either of the parties liable or responsible for the debts or obligations of the other, including, but not limited to, interest, taxes, losses or any other liability.

     Section 6.  NOTICE.  All notices required or permitted hereunder shall be
                 -------
in writing, and shall be deemed to be delivered when hand delivered, sent by confirmed facsimile, sent by overnight courier or five (5) days after deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid, addressed to the party to whom such notice is directed at its address set forth below or at such other address as such party may have specified theretofore by notice in writing actually received by the other party:

     If to:  RTNT
             RTNT, Inc.
             P.O. Box 161173
             Austin, Texas 78716
             Telephone No. (512) 327-0869

     If to:  SWWC
             Southwest Water Company, Inc.
             225 North Baranca Avenue, Suite 200
             West Covina, California 91791-1605
             Telephone No.  (818) 915-1551
             Facsimile No.   (818) 915-1558

     If to:  WUC
             Windermere Utility Co., Inc.
             P.O. Box 161173
             Austin, Texas 78716
             Telephone No. (512) 327-0869

     Section 7.  GOVERNING LAW AND VENUE.  The laws of the State of Texas and
                 ------------------------
the United States of America shall govern the validity, enforcement and
interpretation of this Profits Agreement.   The obligations of the parties are
performable and venue for any legal action arising out of this Profits Agreement shall lie in Travis and/or Williamson County, Texas.

     Section 8.  INTEGRATION, MODIFICATION AND WAIVER.  This Profits Agreement,
                 -------------------------------------
together with the Equity Investment Agreement of even date herewith by and between RTNT and SWWC and the other agreements executed in connection therewith constitutes the complete and final expression of the Profits Agreement of the parties relating to SWWC's Net Profits Interest, and supersedes all previous contracts, agreements and understandings of the parties, either oral or written, relating to such subject matter. This Profits Agreement cannot be modified, nor any of the terms hereof waived, except by an instrument in writing executed by all of the parties hereto.

     Section 9.  CONSTRUCTION.  The headings which have been used throughout
                 -------------
this Profits Agreement have been inserted for convenience of reference only and shall not be used to construe or interpret this Profits Agreement. Words of any gender used in this Profits Agreement shall be held and construed to include the plural, and vice versa, unless the context requires otherwise. The words "herein", "hereof" and "hereunder" and other similar compounds of the word "here" when used in this Profits Agreement shall refer to the entire Profits Agreement and not any particular provision or section. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday.

     Section 10.  RELEASE OF PROFITS AGREEMENT.  SWWC agrees that SWWC will
                  ----------------------------
execute and deliver to WUC and RTNT a release of all SWWC's rights under this Profits Agreement, upon the earlier to occur of the following: (i) a closing of a sale of all of the stock in WUC owned by SWWC pursuant to the terms and conditions of that certain RTNT Right of First Refusal and RTNT Call Purchase Agreement of even date herewith by and between RTNT and SWWC (i.e. when and if RTNT exercises and closes on any call of WUC Stock held by SWWC); or (ii) the expiration of 30 years of the date of this Profits Agreement (the "Term").

     Section 11.  INVALID PROVISIONS.  If any one or more of the provisions of
                  -------------------
this Profits Agreement, or the applicability of any such provision to a specific situation, shall be held by a court of competent jurisdiction to be illegal, invalid, or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application legal, valid, and enforceable, and the validity and enforceability of all other provisions of this Profits Agreement and all other applications of any such provision shall not be affected thereby.

     Section 12.  GOOD FAITH.   Each of RTNT, WUC and SWWC agree to use good
                  ----------
faith and fair dealing in the performance of all terms and conditions of this Profits Agreement.

     Section 13.  ARBITRATION AGREEMENT.  This Profits Agreement and the
                  ----------------------
enforcement of all terms and conditions of this Profits Agreement shall be subject to that certain Arbitration Agreement dated as of May 23, 1996, signed by all parties to this Profits Agreement.

     Section 14.  AGREEMENT BY WUC.  WUC, insofar as is necessary or proper,
                  -----------------
consents to this Profits Agreement.

     EXECUTED as of the date first written above.




                                 Windermere Utility Co., Inc.,
                                 a Texas corporation,



                                 By:/s/ Thomas W. Farrell
                                    ---------------------


                                 Southwest Water Company, Inc.,
                                 a Delaware corporation,


                                 By:/s/Anton C. Garnier
                                    -------------------
                                       Anton C. Garnier, President


ATTEST:


By:/s/Peter J. Moerbeek
   --------------------
      Pete Moerbeek, Vice President and
      Secretary



                                 RTNT, Inc.,
                                 a Texas corporation


                                 By:/s/ Thomas W. Farrell
                                    ---------------------
                                          Thomas Wayne Farrell, President

                                  EXHIBIT D
                             MANAGEMENT AGREEMENT
                             --------------------


     This Management Agreement ("Management Agreement") is made effective the 23 day of May, 1996, by and between Windermere Utility Co., Inc. ("WUC"), a Texas corporation, and RTNT, Inc. ("Manager"), a Texas corporation.

     WHEREAS, Manager is familiar with the various water and wastewater operations and actively participates in the management and operation of certain utilities which Manager owns and/or controls and/or owns an equity position in, and Manager possesses knowledge with respect to the business operations of similar operations to those of WUC; and

     WHEREAS, WUC desires to hire Manager to provide management services to WUC in the future;

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and the parties agree as follows:

     1.  MANAGEMENT SERVICES.  WUC hereby hires Manager as an independent
         -------------------
contractor, upon the terms and conditions hereinafter set forth.

     2.  MANAGERS AGREEMENT.  Upon WUC's reasonable request, Manager agrees to
         ------------------
provide management services to WUC, and to share Manager's knowledge with respect to the business endeavors of WUC. The services may be provided by Manager, at Manager's option, from Manager's principal place of business or from such other places outside the offices of WUC as Manager shall reasonably designate, at such hours as Manager may reasonably designate, which hours may take place at night, or on weekends and holidays, and need not correspond to the regular business hours of WUC.

     3.  TERM.  This Management Agreement shall expire ten (10)  years from the
         ----
effective date hereof, and cannot be canceled or terminated during such ten (10) year term except upon the written agreement of both WUC and Manager (the "Term"). Notwithstanding the provisions hereof, should SWWC exercise its call option, close and pay RTNT for its WUC Stock pursuant to the SWWC Right of First Refusal Agreement and SWWC Call Purchase Agreement, of even date herewith, then this Management Agreement shall terminate.

     4.  FEE.  Manager, as compensation for its continued performance under
         ---
Paragraph 2 above, shall receive the sum of Five Thousand Dollars ($5,000.00) per month as its fee payable in arrears on the first day of business of each calendar month hereafter.

     5.  MANAGEMENT DUTIES.  The Manager shall be responsible for (1) providing
         -----------------
day-to-day oversight for the office operations of WUC; (2) coordination and review of the physical management of the plant and facilities owned by WUC; (3) coordination of the consulting duties of SWWC as it relates to WUC; (4) assist SWWC in the monitoring of the operations of the facilities of WUC; (5) assistance to the operational manager of the WUC facilities in contract review of human relation matters and other customer public relations; (6) assistance in providing planning for future development in the service area of WUC and the implementation of long-term plans for development, expansion and the construction of facilities and the operations of WUC; (7) the providing of liaison between the various public entities which have input and control and regulation of the operations and the construction of facilities, the repair of facilities, and that have an impact upon the profitability of WUC; (8) the providing of and assisting in any negotiations of any contractual arrangements by WUC with suppliers, customers and developers; (9) the assistance of and providing of knowledge and expertise in the political interaction between the surrounding political jurisdictions that border the service area of WUC and the assistance in negotiations of any contractual arrangements between said jurisdictions for acquisition of or contracting of and/or the transfer of services or service areas between such entities; (10) and the

Negotiation with any developers within the WUC service area for the installation of and contribution of any facilities which are constructed by said developers as well as assistance before municipal planning, zoning and land use commissions of various governmental entities who have jurisdiction of such matters in the WUC service area.

     6.  EXPENSES.  WUC and Manager agree that the fees referenced and described
         --------
in Paragraph 4 above do not include reimbursement for Manager's expenses incurred in performance of the services required under this Management Agreement. Additional expenses in addition to this monthly fee shall be reimbursable by WUC to Manager only if preapproved by the Board of Directors and/or approved for reimbursement by the Board of Directors after their expenditure.

     7.     NOTICES, WAIVERS AND OTHER GENERAL PROVISIONS.
            ---------------------------------------------

          (a) The titles of the paragraphs of this Management Agreement are for convenience only and shall not affect the interpretation of any paragraph thereof.

          (b) A waiver by either party hereto of any of the terms or conditions of this Management Agreement in any instance shall not be deemed or construed to be a waiver of such terms or conditions in the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Management Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party hereto.

          (c) Manager may not assign any portion of its duties or obligations hereunder except with the prior written approval of WUC; provided however, Manager may merge or consolidate with another entity.

          (d) All notices given hereunder shall be given in writing, either by personal delivery, confirmed facsimile or by certified mail, to the following addresses of the parties hereto, or to such other address or addresses as may hereinafter be designated in writing by either party for the receipt of such notices in the future:

          If to Manager:      Thomas W. Farrell
                              RTNT, Inc.
                              3223 Park Hills Drive
                              Austin, Texas 78746
                              FAX:  (512) 327-0869

          If to WUC:          Windermere Utility Co., Inc.


                              FAX:

          Notices given by mail shall be deemed given five (5) days after the date of mailing thereof.

          (e) The parties hereto agree to execute all other such documents as may be reasonably required to effectuate the provisions hereof.

          (f) This Management Agreement has been made and executed in the State of Texas and shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

          (g) This Management Agreement constitutes the entire agreement of the parties with respect to the subject matter herein contained, and cannot be changed or terminated orally except by written agreement executed by the parties.

     8. This Management Agreement may be executed in counterparts each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     9. This Management Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Texas and the applicable laws of the United States of America.

     IN WITNESS WHEREOF, Manager and WUC have executed this Management Agreement as of the date first written above.


                              WINDERMERE UTILITY CO., INC.,
                              a Texas corporation,


                              By: /s/ THOMAS W. FARRELL
                                 ----------------------------------------------
                                    Thomas W. Farrell, President


                              RTNT, Inc., a Texas corporation



                              By: /s/ THOMAS W. FARRELL
                                 -----------------------------------------------
                                  Thomas W. Farrell, President

                   SWWC RIGHT OF FIRST REFUSAL AGREEMENT AND
                   -----------------------------------------
                            SWWC CALL PURCHASE AGREEMENT
                            ----------------------------

     This SWWC Right of First Refusal Agreement and SWWC Call Purchase Agreement (the "SWWC Call Agreement") is by and between RTNT, Inc. a Texas corporation ("RTNT"), and Southwest Water Company, Inc., a Delaware corporation ("SWWC").

                                    RECITALS:

     WHEREAS, SWWC has agreed to make an investment of Three Million Dollars ($3,000,000.00) in Windermere Utility Company, Inc. ("WUC") upon the terms and conditions set forth in an Equity Investment Agreement of even date herewith (the "Equity Agreement"), and RTNT has agreed to grant to SWWC a right to purchase all of RTNT's shares of capital stock of WUC now owned or hereafter acquired by RTNT (the "RTNT WUC Stock"); and

     WHEREAS, RTNT and SWWC desire to set forth their understanding regarding any sale, transfer or assignment of the Stock or any portion thereof by RTNT;

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

     1.   Restriction on RTNT Stock. RTNT shall not sell, transfer, assign or
          --------------------------
otherwise dispose of the RTNT WUC Stock or any portion thereof to any person or entity for a period of thirty-six (36) months from the date hereof. RTNT shall not create, permit, or suffer to exist, and shall defend the RTNT WUC Stock against any lien, security interest, or other encumbrance on the RTNT WUC Stock and shall defend RTNT"s right in the RTNT WUC Stock against the claims of any persons and entities during the term of this SWWC Call Agreement. This restriction shall be typed upon the Stock Certificates of WUC by RTNT and it shall read as follows:

     "These shares of Windermere Utility Co., Inc. shall not be sold, assigned, pledged, encumbered or otherwise disposed of except as provided in that certain SWWC Call Purchase Agreement dated May __, 1996 by and between RTNT and Southwest Water Company, Inc."

     2.  Call by SWWC. SWWC shall have, for the period beginning on the day
         -------------
after the second anniversary date of this SWWC Call Agreement and ending on the third anniversary date of this SWWC Call Agreement, the right to require RTNT to sell all of the RTNT WUC Stock it owns in WUC at that time. The purchase price for the sale of for all the RTNT WUC Stock that is initiated (under the closing procedure set out below) within the period set out above shall be the lesser of
(1) One Million Eight Hundred Eleven Thousand Dollars ($1,811,000.00) or (2) the Appraised Value of the RTNT WUC Stock. For purposes of the appraisal of the RTNT WUC Stock, the appraisal shall be conducted by a qualified appraiser agreeable to SWWC and RTNT. In the event RTNT and SWWC can not agree upon a qualified appraiser, then the qualified appraiser shall be chosen by the two parties pursuant to the procedure set out in the RTNT and SWWC Arbitration Agreement.

         (a) If SWWC desires to exercise its right to purchase all the RTNT WUC Stock, SWWC shall notify RTNT in writing of its offer ("Call Offer") to purchase all the RTNT WUC Stock at the price and upon the terms and conditions as set out in this SWWC Call Agreement.

         (b) The Call Offer exercise shall be sent to RTNT by hand delivery, confirmed fax or U.S. mail, return receipt requested, and shall set forth:

              (i) That SWWC desires to purchase all of the RTNT WUC Stock and a list of documentation which is reasonably necessary to close the purchase pursuant to the Call Offer; and

              (ii) The address for closing and the date of the prospective purchase, which date shall not be more than sixty (60) days following the date of such notice; and

              (iii) The name of the Escrow Agent and/or Transfer Agent who shall act as Escrow Agent to facilitate the purchase. The Escrow Agent shall be a law firm of more than three members and/or Bank Trust department, and/or a Title Company and/or a licensed Trust Company and/or a licensed Stock Brokerage firm.

         (c) Within sixty (60) days after the receipt of such Call Offer, RTNT shall deliver to the Escrow Agent the shares of Stock along with executed stock powers with signatures guaranteed and such other documents which are reasonably necessary for the stock to be transferred pursuant to the Call Offer.

         (d) The purchase price shall be tendered at closing in U.S. Dollars in cash; cashier's check; wire transfer of funds; or, other means of transfer of "good" funds in U.S. Dollars.

         3.   Offer to RTNT. RTNT shall after such thirty-six (36) month period
              --------------
not sell, transfer, assign or otherwise dispose of the RTNT WUC Stock or any portion thereof to any person and/or entity except as provided herein.

         (a) If RTNT desires to sell, transfer or assign the RTNT WUC Stock or any portion thereof to any person, RTNT shall first make a written offer (the "Offer") to sell the Stock thereof to SWWC at the same price and upon the same terms and conditions as the proposed sale of the Stock or such portion thereof.

         (b) The Offer shall be sent to SWWC by hand delivery, confirmed fax or U.S.

mail, return receipt requested, and shall set forth:

              (i) The portion of the RTNT WUC Stock that RTNT desires to sell;

              (ii)   The name and address of the prospective purchaser;

              (iii) The terms and conditions of the proposed sale, including the price to be paid by the prospective purchaser; and

              (iv) An offer to sell and transfer the Stock that is the subject of the Offer to SWWC upon the same terms and conditions.

         (c) Within twenty (20) days after the receipt of such Offer, SWWC may, at its option, elect to purchase upon the same terms and conditions as the proposed transaction, all, but not less than all, of the portion of the Stock offered. SWWC shall exercise its election to purchase by giving written notice thereof to RTNT.

         (d) If, at the end of the twenty (20) day option period, SWWC has not elected to purchase the portion of the RTNT WUC Stock offered, RTNT may sell such portion of the RTNT WUC Stock to the prospective purchaser named in the Offer, on the terms and conditions set forth in the Offer.

         (e) The closing of the purchase of any portion of the RTNT WUC Stock by SWWC as provided herein shall be within sixty (60) days after expiration of the twenty (20) day option period or at such other time and place as the parties may agree.

         (f) The purchase price and terms for the purchase of any portion of the Stock by SWWC shall be the same as those of the proposed transaction set forth in the Offer. If the consideration to be furnished in any proposed transaction is other than money or promissory notes, then SWWC may, for the purposes of this SWWC Call Agreement, be deemed to meet the purchase price to RTNT by paying in cash the fair market value of the other consideration proposed to be furnished to RTNT in the proposed transaction. The determination of the fair market value of said other consideration shall be as reasonably determined by RTNT. If SWWC disagrees with any such determination, the fair market value of said other consideration shall be determined by a third party appraiser acceptable to the parties.

         4.   RTNT Call Agreement. The provisions of Paragraphs 1, 2 and 3 above
              -------------------
have no further effect if RTNT within the first twenty-four (24) month period following the date of this SWWC Call Agreement exercises its right to call upon SWWC to sell all of its Stock in WUC pursuant to the RTNT Right of First Refusal Agreement and RTNT Call Purchase Agreement of even date herewith and closes and funds said purchase. Further, SWWC shall, notwithstanding anything herein to the contrary, have the right to exercise its option to acquire nine percent (9%) of the issued and outstanding RTNT WUC Stock from RTNT on such terms as set out in the Equity Agreement.

         5.   Transferees Not Bound. If SWWC shall not have timely exercised its
              ----------------------
right of first refusal on any of the RTNT WUC Stock as contained herein, then the transferee or assignee of such Stock, or any portion thereof, regardless of the method by which the transferee or assignee acquired the Stock or any portion thereof, shall thereafter not be bound by the terms of this Agreement.

         6.   Agreement by WUC. WUC, insofar as is proper or required, consents
              -----------------
to this SWWC Call Agreement. In the event WUC is unable to consent to this SWWC Call Agreement prior to acquisition of the WUC Stock by RTNT and SWWC, the parties agree to cause WUC to ratify this SWWC Call Agreement at the earliest possible time and to require the Secretary of WUC to place the restriction upon the Stock Certificate.

         7.   Entire Agreement. This SWWC Call Agreement, the RTNT Call
              -----------------
Agreement, and the Equity Agreement and the documents referred to therein, (a) constitute the entire agreement among the parties and supersede all prior agreements and understanding, both written and oral, among the parties with respect to the subject matter hereof, (b) may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument, (c) except as expressly set forth herein, shall inure to the benefit of, and be binding upon, the successors, assigns, legal representatives, administrators and heirs of each party and are not intended to confer upon any person, other than the parties and their successors, assigns, legal representatives, administrators and heirs any rights or remedies hereunder, and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas. The captions in this SWWC Call Agreement are for convenience of reference only and shall not affect its interpretation in any respect.

         8.   Notice. Any notice, consent or communication required or permitted
              -------
to be given under this SWWC Call Agreement must be in writing and delivered to a person or by confirmed facsimile or by registered or certified mail, return receipt requested, postage prepaid, addressee restricted as follows:

              TO:        RTNT, Inc.
                         P.O. Box 161173
                         Austin, Texas 78716
              TEL NO.:   (512) 327-0869
              FAX:       (512) 327-0869

              TO:        Southwest Water Company
                         225 North Barranca Avenue, Suite 200
                         West Covina, California 91791-1605
              TEL NO.:   (818) 915-1551
              FAX:       (818) 915-1558

          ANY SUCH NOTICE, CONSENT OR OTHER COMMUNICATION SHALL BE DEEMED GIVEN

WHEN DELIVERED IN PERSON OR SENT BY CONFIRMED FACSIMILE OR IF MAILED, FIVE (5) DAYS AFTER MAILING.

          9.  Unenforceability. Any provision of this SWWC Call Agreement which
              ----------------
is prohibited or is unenforceable in any jurisdiction, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this SWWC Call Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          10. Arbitration. This SWWC Call Agreement shall be subject to the RTNT
              ------------
and SWWC Arbitration Agreement of even date herewith.

          11. Successors and Assigns. This SWWC Call Agreement shall be binding
              -----------------------
upon and insure to the benefit of SWWC and RTNT and their respective successors, representatives and assigns.

          Executed as of the 23 day of May, 1996.

                                       RTNT, INC., a Texas corporation



                                       By:   /s/ THOM W. FARRELL
                                          -----------------------------------
                                       Thom W. Farrell, President


                                       SOUTHWEST WATER COMPANY,
                                       a Delaware corporation


                                       By:   /s/ ANTON C. GARNIER
                                          ------------------------------------
                                       Anton C. Garnier, President


          ATTEST:

           /s/ PETER J. MOERBEEK
          -----------------------------
          Peter Moerbeek, Vice President
          and Secretary

                   RTNT RIGHT OF FIRST REFUSAL AGREEMENT AND
                   -----------------------------------------
                         RTNT CALL PURCHASE AGREEMENT
                         ----------------------------

   This RTNT Call Purchase Agreement (the "RTNT Call Agreement") is by and between RTNT, Inc., a Texas corporation ("RTNT"), and Southwest Water Company, Inc., a Delaware corporation ("SWWC").


                                   RECITALS:


   WHEREAS, SWWC has agreed to make an investment of Three Million Dollars ($3,000,000.00) in Windermere Utility Co., Inc. ("WUC") upon the terms and conditions set forth in a Equity Investment Agreement of even date herewith (the "Equity Agreement"), and SWWC has agreed to grant to RTNT a right to purchase all of SWWC's shares of capital stock of WUC now owned or hereafter acquired by SWWC (the "SWWC WUC Stock"); and


   WHEREAS, RTNT and SWWC desire to set forth their understanding regarding any sale, transfer or assignment of the SWWC WUC Stock or any portion thereof by SWWC;


   NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:


   1.   Restriction on SWWC Stock. SWWC shall not sell, transfer, assign or
        -------------------------
otherwise dispose of the SWWC WUC Stock or any portion thereof to any person and/or entity for a period of twenty-four (24) months from the date hereof plus the period of closing which may be required pursuant to this RTNT Call Agreement for RTNT to close the purchase of the SWWC WUC Stock upon which it exercises its right to purchase within said twenty-four (24) month period. SWWC shall not create, permit, or suffer to exist, and shall defend the SWWC WUC Stock against any lien, security interest, or other encumbrance on the SWWC WUC Stock and shall defend SWWC's rights in the SWWC WUC Stock against the claims of all persons and entities. This restriction shall be typed upon the Stock Certificates of WUC held by SWWC and during the term of this RTNT Call Agreement it shall read as follows:


   "These shares of Windermere Utility Co., Inc. shall not be sold, assigned, pledged, encumbered or otherwise disposed of except as provided in that certain "RTNT Right of First Refusal Agreement and RTNT Call Purchase Agreement" dated May __, 1996 by and between RTNT, Inc. and Southwest Water Company, Inc."


   Notwithstanding the provisions regarding the restriction on the SWWC WUC Stock as set out above, SWWC shall be allowed to pledge the WUC Stock it acquires (whether acquired in the original transaction of even date herewith, the option stock wherein SWWC requires any additional stock or otherwise) to secure or refinance any financing to make the acquisition of said WUC Stock. Any pledge of the WUC Stock owned by SWWC shall however be subject to the call by RTNT under this Agreement. Any pledge of the WUC Stock shall specifically state that it can be released in the first twelve
(12) months for the $3,600,000.00 call amount and in the thirteenth (13th) through twenty-fourth (24th) month for the $3,720,000.00 call amount as set out in Paragraph 2 below.

   2.   Call by RTNT. RTNT shall have, for a period of twenty-four (24) months
        -------------
from the date hereof, the right to require SWWC to sell all of the SWWC WUC Stock to it. The purchase price for a sale that is initiated (under the closing procedure set out below) within the first three hundred sixty five (365) days after the date hereof shall be Three Million Six Hundred Thousand Dollars ($3,600,000.00) and the purchase price for a sale that is initiated (under the closing procedures set out below) within the period beginning on the 366th day and ending on the 730th day after the date hereof shall be Three Million Seven Hundred Twenty Thousand Dollars ($3,720,000.00).


        (a) If RTNT desires to exercise its right to purchase all the SWWC WUC Stock, RTNT shall notify SWWC in writing of its offer ("Offer") to purchase all SWWC WUC Stock at the price and upon the terms and conditions as set out in this RTNT Call Agreement.


        (b) The Offer shall be sent to SWWC by hand delivery, confirmed fax or U.S. mail, return receipt requested, and shall set forth:

            (i) That RTNT desires to purchase all of the SWWC WUC Stock and a list of documentation which is reasonably necessary to close the purchase pursuant to the Offer; and,

           (ii) The address for closing and the date of the prospective purchase, which date shall not be more than sixty (60) days following the date of such notice; and,

           (iii) The name of the Escrow Agent and/or Transfer Agent who shall act as Escrow Agent to facilitate the purchase. The Escrow Agent shall be a law firm of more than three members and/or Bank Trust department, and/or a Title Company and/or a licensed Trust Company and/or a licensed Stock Brokerage firm.

          (c) Within sixty (60) days after the receipt of such Offer, SWWC shall deliver to the Escrow Agent the shares of SWWC WUC Stock along with executed stock powers with signatures guaranteed and such other documents which are reasonably necessary for the stock to be transferred pursuant to the Offer.

         (d) The purchase price shall be tendered at closing in U.S. Dollars in cash; cashier's check; wire transfer of funds; or, other means of transfer of "good" funds in U.S. Dollars.

   3.   Transferees Not Bound. If RTNT shall not have timely exercised its right
        ----------------------
to call the SWWC WUC Stock as contained herein, then the transferee or assignee of such SWWC WUC Stock, or any portion thereof, regardless of the method by which the transferee or assignee acquired the SWWC WUC Stock or any portion thereof, shall thereafter not be bound by the terms of this RTNT Call Agreement.

   4.   Agreement by WUC. WUC, insofar as is proper or required, consents to
        -----------------
this Agreement. In the event WUC is unable to consent to this RTNT Call Agreement prior to acquisition of the WUC Stock by RTNT and SWWC, the parties agree to cause WUC to ratify this RTNT Call Agreement at the earliest possible time and to require the Secretary of WUC to place the restriction upon the SWWC WUC Stock certificates.

   5.   Offer to SWWC In the period following the expiration of twenty-four (24)
        -------------
months from the date hereof, RTNT shall have a Right of First Refusal as set out below. SWWC shall after the expiration of such twenty-four (24) month period from the effective date hereof not sell, transfer, assign or otherwise dispose of the SWWC WUC Stock or any portion thereof to any person and/or entity except as provided herein.

        (a) If SWWC desires to sell, transfer or assign the SWWC WUC Stock or any portion thereof to any person, SWWC shall first make a written offer (the "Offer") to sell the SWWC WUC Stock or such portion thereof to RTNT at the same price and upon the same terms and conditions as the proposed sale of the SWWC WUC Stock or such portion thereof.

        (b) The Offer shall be sent to RTNT by hand delivery, confirmed fax or U.S. mail, return receipt requested, and shall set forth:

             (i) The portion of the SWWC WUC Stock that SWWC desires to sell;

             (ii)  The name and address of the prospective purchaser;


             (iii) The terms and conditions of the proposed sale, including the price to be paid by the prospective purchaser; and

             (iv) An offer to sell and transfer the portion of the SWWC WUC Stock that is the subject of the Offer to RTNT upon the same terms and conditions .

        (c) Within sixty (60) days after the receipt of such Offer, RTNT may, at its option, elect to purchase upon the same terms and conditions as the proposed transaction, all, but not less than all, of the portion of the SWWC WUC Stock offered. RTNT shall exercise its election to purchase by giving written notice thereof to SWWC.

        (d) If, at the end of the sixty (60) day option period, RTNT has not elected to purchase the portion of the SWWC WUC Stock offered, SWWC may sell such portion of the SWWC WUC Stock to the prospective purchaser named in the Offer, on the terms and conditions set forth in the Offer.

        (e) The closing of the purchase of any portion of the SWWC WUC Stock by RTNT as provided herein shall be on the fifth business day after expiration of the sixty (60) day option period or at such other time and place as the parties may agree.

        (f) The purchase price and terms for the purchase of any portion of the SWWC WUC Stock by RTNT shall be the same as those of the proposed transaction set forth in the Offer. If the consideration to be furnished in any proposed transaction is other than money or promissory notes, then RTNT may, for the purposes of this Agreement, be deemed to meet the purchase price to SWWC by paying in cash the fair market value of the other consideration proposed to be furnished to SWWC in the proposed transaction. The determination of the value of said other consideration shall be as reasonably determined by SWWC. If RTNT disagrees with any such determination, the fair market value of said other consideration shall be determined by a third party appraiser acceptable to the parties.


   6.  Miscellaneous. This RTNT Call Agreement, the SWWC Call Agreement and
         --------------
the Equity Agreement and the documents referred to therein (a) constitute the entire agreement and supersede all prior agreements and understanding, both written and oral, among the parties with respect to the subject matter hereof,
(b) may be executed in several counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument, (C) except as expressly set forth herein, shall inure to the benefit of, and be binding upon, the successors, assigns, legal representatives, administrators and heirs of each party and are not intended to confer upon any person, other than the parties and their successors, assigns, legal representatives, administrators and heirs any rights or remedies hereunder, and (d) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Texas. The captions in this RTNT Call Agreement are for convenience of reference only and shall not affect its interpretation in any respect.

   7.   Notice. Any notice, consent or communication required or permitted to be
        -------
given under this RTNT Call Agreement must be in writing and delivered to a person or by confirmed facsimile or by registered or certified mail, return receipt requested, postage prepaid, addressee restricted as follows:

      TO:         RTNT, Inc.
                  P.O. Box 161173
                  Austin, Texas 78716
      TEL NO.:    (512) 327-0869
      FAX:        (512) 327-0869

      TO:         Southwest Water Company
                  225 North Barranca Avenue, Suite 200
                  West Covina, California 91791-1605
      TEL NO.:    (818) 915-1551
      FAX:        (818) 915-1558

      ANY SUCH NOTICE, CONSENT OR OTHER COMMUNICATION SHALL BE DEEMED GIVEN WHEN DELIVERED IN PERSON OR SENT BY CONFIRMED FACSIMILE OR IF MAILED, FIVE (5) DAYS AFTER MAILING.

   8.   Unenforceability. Any provision of this RTNT Call Agreement which is
        ----------------
prohibited or is unenforceable in any jurisdiction, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this RTNT Call Agreement and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

   9.   Successors and Assigns. This RTNT Call Agreement shall be binding upon
        -----------------------
and inure to the benefit of RTNT and SWWC and their respective successors, representatives and assigns.

   Executed as of the 23 day of May, 1996.
                      --

                                       RTNT, INC., a Texas corporation


                                       By:   /s/ THOM W. FARRELL
                                          ------------------------------
                                           Thom W. Farrell, President


                                       SOUTHWEST WATER COMPANY,
                                       a Delaware corporation


                                       By:   /s/ ANTON C. GARNIER
                                          --------------------------------
                                            Anton C. Garnier, President
                                            and Chief Executive Officer

   ATTEST:

    /s/ PETER J. MOERBEEK
   -----------------------------
   Peter Moerbeek, Vice President
   and Secretary